UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2007

Oakley, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-13848	95-3194947
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Icon

Foothill Ranch, California 92610

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(949) 951-0991

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Compensatory Arrangements of Certain Officers.

On February 1, 2007, the Compensation and Stock Option Committee (the “Committee”) of the Board of Directors of Oakley, Inc. (the “Company”) approved bonus compensation for service during 2006 for the executive officers of the Company, including Scott Olivet, Chief Executive Officer; Richard Shields, Chief Financial Officer; Colin Baden, President; Jon Krause, Senior VP of Operations; Kent Lane, Senior VP of Manufacturing and Sourcing; and Link Newcomb, Senior Advisor to the Chief Executive Officer (and until late September 2006, the Chief Operating Officer). For 2006, annual cash bonuses are as follows: Mr. Olivet - $450,000; Mr. Shields - $110,000; Mr. Baden - $149,812; Mr. Krause - $123,635; Mr. Lane - $113,400; and Mr. Newcomb - $203,569.

The Committee also approved a long-term incentive plan (“LTIP”) for executive officers and certain key employees of the Company. The LTIP calls for awards of both cash and performance unit awards. Cash awards constitute 33% of the total potential target award, while performance unit awards constitute 67% of the total potential target award. The performance unit awards would be issued pursuant to the Oakley, Inc. 1995 Stock Incentive Plan (“SIP”). Both the cash and performance unit awards are payable only if the Company attains at least one of two threshold Company earnings per share (“EPS”) targets for 2008. If at least one of the threshold 2008 EPS targets is met, additional awards are payable if the Company meets certain return on invested capital (“ROIC”) targets for 2008 and its budgeted EPS for both 2007 and 2008. To the extent such performance targets are met, the cash portion of the award and 25% of the performance unit award would be paid in full promptly following release of the Company’s 2008 audited results (early 2009), while the remaining 75% of the performance unit awards would be paid out one year later (early 2010), subject to continued employment in good standing with Oakley through the date of payment.

100% of the target awards would be achieved if the Company meets (i) the Level One 2008 EPS target, (ii) the threshold 2008 ROIC target and (iii) the Company’s budgeted EPS numbers for both 2007 and 2008. If the Level One 2008 EPS target is not achieved, no awards will be paid under the LTIP. If the Level Two 2008 EPS target is achieved, along with achieving the highest 2008 ROIC target (which begins at a threshold level and increases to a maximum target that is 0.75 higher than the threshold), and reaching at least the Company’s budgeted EPS numbers for both 2007 and 2008, the cash portion of the award would be paid out at 200% of target, and the performance unit awards portion of the award would be paid out at 270% of target, each of which represents the maximum payouts under the LTIP award.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OAKLEY, INC.

Date: March 1, 2007	By:	/s/ Richard Shields
Name:	Richard Shields
Title:	Chief Financial Officer

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